Exhibit 99.1

Contact:	Michelle L. Hards (419) 535-4636 michelle.hards@dana.com

DANA CORPORATION REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS
Aftermarket Divestiture and Related Actions Improve Balance Sheet, Cost Structure

Toledo, Ohio — February 23, 2005 — Dana Corporation (NYSE: DCN) today announced its fourth-quarter and full-year 2004 results. During the fourth quarter, Dana took a series of actions aimed at strengthening its long-term competitiveness and repositioning the company to better serve its global original equipment customers. These actions, which together resulted in unusual charges of $195 million after tax, included:

•	Completing the divestiture of the automotive aftermarket businesses previously held for sale;

•	Announcing two facility closures and other manufacturing realignments; and

•	Repurchasing approximately $900 million of long-term debt.

“The aftermarket divestiture, our realignment actions, and the debt repurchase significantly improved our balance sheet and financial flexibility. Our efforts were recognized by two leading credit agencies, which returned us to investment grade in December,” said Dana Chairman and CEO Mike Burns. “In addition, year-over-year sales and net income, excluding unusual items, were both up significantly despite a challenging operating environment.

“Certainly, we’re not yet where we’d like to be. But the improvements to our balance sheet and operational performance were important steps in the continuing transformation of Dana, and I am proud of what our people accomplished in 2004.”

Financial Summary
(in millions, except earnings per share)	4th Quarter		Full Year
	2004	2003	2004	2003
Net sales	$2,300	$2,050	$9,056	$7,918
Net income (loss)
Net income, excluding unusual items	$62	$62	$262	$183
Divestiture gains (losses), net	(50)	6	(30)	30
Realignment costs	(49)	—	(54)	—
Debt repurchase gains (losses)	(96)	—	(96)	9

Net income (loss)	$(133)	$68	$82	$222
Income (loss) from continuing operations	$(83)	$56	$95	$175
Income (loss) from discontinued operations	(50)	12	(13)	47

Net income (loss)	$(133)	$68	$82	$222
Diluted earnings per share
Net income, excluding unusual items	$0.41	$0.41	$1.73	$1.23
Net income (loss)	$(0.89)	$0.45	$0.54	$1.49

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Fourth-Quarter Results

Dana posted fourth-quarter sales of $2.3 billion in 2004, compared to $2.1 billion in the same period of 2003. This increase was primarily due to new business and strong sales to commercial vehicle customers, while favorable currency effects added $73 million.

Including unusual charges for the aftermarket divestiture, manufacturing realignments, and debt repurchase, Dana recorded a net loss of $133 million, or 89 cents per share, in the quarter, compared to net income of $68 million, or 45 cents per share, in the same period of 2003. Excluding unusual charges, net income for the quarter was $62 million in 2004, compared to the same amount in the fourth quarter of 2003.

Earnings in the fourth quarter were negatively impacted by the continuing effects of higher raw material prices. Net of customer recoveries, the increased cost of steel alone reduced earnings by $31 million after tax, compared to the same period in 2003. Favorably impacting the 2004 results were tax benefits that resulted primarily from the company’s ability to reduce valuation allowances provided against deferred tax assets in prior periods.

Dana Vice President and Chief Financial Officer Bob Richter explained, “While reported income was greater than expected, this was largely due to greater than anticipated tax benefits. More important for the long term were the actions taken to strengthen our financial position. We improved our net debt-to-capital ratio, excluding Dana Credit Corporation, from 47 percent at the start of the quarter — and 61 percent less than three years ago — to less than 35 percent. This improvement will be reflected in reduced interest expense going forward. We also made an extra contribution of approximately $200 million to our pension plans, which will reduce future expense and contribution requirements. And, we are no longer limited by high-yield covenants on our debt. All of this will enable us to better capitalize on future growth opportunities.”

Full-Year Results

Sales increased to $9.1 billion in 2004 from $7.9 billion in 2003, primarily due to net new business of over $400 million, strong commercial and off-highway vehicle markets, and favorable currency effects of $300 million.

Full-year net income was $82 million, or 54 cents per share, compared to $222 million, or $1.49 per share, in 2003. Unusual items of $180 million in 2004 included the $195 million of charges recorded in the fourth quarter plus $15 million of net gains reported earlier in the year. Net income in 2003 included $39 million of unusual gains on divestitures and debt repurchases.

Excluding unusual items, net income in 2004 was $262 million, or $1.73 per share, compared to $183 million, or $1.23 per share, in 2003. The margin on higher sales and benefits from the company’s cost-reduction initiatives, as well as tax benefits, more than offset the impact of increased raw material costs.

“Despite very challenging industry conditions, we made good progress year over year,” said Burns. “We had to contend with increased steel costs, which net of recoveries was $70 million after tax, mostly in the second half of year. We also saw a small decline in North American light vehicle production. Fortunately, we had the benefit of new business, strong commercial and off-highway vehicle markets, and the early returns from our cost-reduction initiatives. In particular, during 2004, we consolidated our light vehicle business units and centralized our purchasing organization for greater buying leverage.”

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2005 Outlook

“This will be another tough year for the automotive industry as well as Dana,” said Burns. “We believe North American light vehicle production will be flat at 15.8 million units. We expect to see continuing pressure on raw material prices and energy costs, particularly in the first half of the year. And, as a company, we will also face the near-term challenge of replacing the lost earnings from the automotive aftermarket businesses that were sold, as well as the reduced earnings contribution from Dana Credit Corporation as we continue to wind that business down.

“On the other hand, we have renewed our focus on our global original equipment manufacturers. In fact, we already have an additional $410 million in net new business, which comes on in 2005. And we’re very optimistic about the outlook for the commercial vehicle and off-highway markets. We’re anticipating a 13 percent increase in North American Class 8 truck production to 293,000 units. The combination of these factors should allow us to increase our 2005 full-year sales to $9.6 billion.

“The increased sales alone however will not be enough to offset the challenges we face. So we will be relentless in pursuing our cost-reduction objectives. We will continue to deploy lean manufacturing and value engineering throughout the organization and streamline our administrative processes. These efforts, along with better leverage from our consolidated purchasing function, are expected to gain more momentum and therefore provide greater benefit to our bottom line as the year progresses.

“We expect Dana’s earnings to be lower in the first half of the year compared to last year mainly due to higher raw material prices. Therefore, we’re anticipating first-quarter earnings of 17 to 23 cents per share. Our ability to achieve higher earnings in the second half of the year is largely dependent on the successful execution of our cost-reduction programs. At this time, our full-year earnings guidance is $1.40 to $1.62 per share,” added Burns.

Quarterly Conference Call Scheduled Today at 1 p.m.

Dana will discuss its fourth-quarter and full-year results in a conference call at 1 p.m. (EST) today. The call may be accessed via Dana’s web site (www.dana.com), where it will be accompanied by a brief slide presentation, or by dialing (800) 275-3210. Please dial into the conference five minutes prior to the call. An audio recording of this conference call will be available after 6 p.m. today. To access this recording, please dial (800) 537-8823. A webcast replay of the call will be available after 6 p.m. today and will be accessible via the Dana web site.

About Dana Corporation

Dana people design and manufacture products for every major vehicle producer in the world. Dana is focused on being an essential partner to automotive, commercial, and off-highway vehicle customers, which collectively produce more than 60 million vehicles every year. A leading supplier of axle, driveshaft, engine, frame, chassis, and transmission technologies, Dana employs 45,000 people in 28 countries. The company is based in Toledo, Ohio, and reported sales of $9.1 billion in 2004. Dana’s Internet address is: www.dana.com.

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Forward-Looking Statements

Certain statements contained in this presentation constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent Dana’s expectations based on our current information and assumptions. Forward-looking statements are inherently subject to risks and uncertainties. Dana’s actual results could differ materially from those that are anticipated or projected due to a number of factors. These factors include: national and international economic conditions; adverse effects from terrorism or hostilities; the strength of other currencies relative to the U.S. dollar; increases in commodity costs, including steel, that cannot be recouped in product pricing; our ability and that of our customers to achieve projected sales and production levels; the continued availability of necessary goods and services from our suppliers; competitive pressures on our sales and pricing; the continued success of our cost reduction and cash management programs, long-term transformation and U.S. tax loss carryforward utilization strategies; and other factors set out in our public filings with the Securities and Exchange Commission. Dana does not undertake to update any forward-looking statements in this presentation.

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Dana Corporation
Financial Summary (Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31
	2004	2003
Sales	$2,300	$2,050

Income (loss) from continuing operations	$(83)	$56
Income (loss) from discontinued operations	(50)	12

Net income (loss)	$(133)	$68

Income (loss) from continuing operations	$(83)	$56
Net gains associated with DCC asset sales	(2)	(9)
Loss on repurchase of notes	96
Realignment charges	49

Income from continuing operations, excluding unusual items	$60	$47

Income (loss) from discontinued automotive aftermarket business	$(50)	$15
Losses of other discontinued operations		(3)

	(50)	12

Sale of automotive aftermarket business	52
Charges related to sales of discontinued operations		3

Income from discontinued operations, excluding unusual items	$2	$15

Diluted earnings per share:
Income (loss) from continuing operations	$(0.55)	$0.37
Income (loss) from discontinued operations	(0.34)	0.08

Net income (loss)	$(0.89)	$0.45

Income from continuing operations, excluding unusual items	$0.40	$0.31
Income from discontinued operations, excluding unusual items	0.01	0.10

Net income, excluding unusual items	0.41	0.41
Unusual items	(1.30)	0.04

Net income (loss)	$(0.89)	$0.45

Dana Corporation
Financial Summary (Unaudited)
(in millions, except per share amounts)

	Year Ended December 31
	2004	2003
Sales	$9,056	$7,918

Income from continuing operations	$95	$175
Income (loss) from discontinued operations	(13)	47

Net income	$82	$222

Income from continuing operations	$95	$175
Gain associated with the sale of assets to a newly formed joint venture	(13)
Net gains associated with DCC asset sales	(22)	(35)
Loss (gain) on repurchase of notes	96	(9)
Realignment charges	54

Income from continuing operations, excluding unusual items	$210	$131

Income (loss) from discontinued automotive aftermarket business	$(13)	$58

Losses of other discontinued operations		(11)

Income (loss) from discontinued operations	(13)	47
Loss on engine management sale		5
Sale of automotive aftermarket business	65

Income from discontinued operations, excluding unusual items	$52	$52

Diluted earnings per share:
Income from continuing operations	$0.63	$1.17
Income (loss) from discontinued operations	(0.09)	0.32

Net income	$0.54	$1.49

Income from continuing operations, excluding unusual items	$1.39	$0.88
Income from discontinued operations, excluding unusual items	0.34	0.35

Net income, excluding unusual items	1.73	1.23
Unusual items	(1.19)	0.26

Net income	$0.54	$1.49

Dana Corporation
Condensed Statement of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31
	2004	2003
Net sales	$2,300	$2,050
Revenue from lease financing and other income (expense)	(98)	36

	2,202	2,086

Costs and expenses
Cost of sales	2,178	1,870
Realignment charges	66	5
Selling, general and administrative expenses	123	128
Interest expense	53	52

	2,420	2,055

Income (loss) before income taxes	(218)	31
Income tax benefit	118	15
Minority interest	1	(3)
Equity in earnings of affiliates	16	13

Income (loss) from continuing operations	(83)	56

Income (loss) from discontinued operations	(50)	12

Net income (loss)	$(133)	$68

Basic earnings per share
Income (loss) from continuing operations	$(0.56)	$0.37
Income (loss) from discontinued operations	(0.34)	0.08

Net income (loss)	$(0.90)	$0.45

Diluted earnings per share
Income (loss) from continuing operations	$(0.55)	$0.37
Income (loss) from discontinued operations	(0.34)	0.08

Net income (loss)	$(0.89)	$0.45

Average shares outstanding -
For Basic EPS	149	148
For Diluted EPS	151	150

Dana Corporation
Condensed Statement of Income (Unaudited)
(in millions, except per share amounts)

	Year Ended December 31
	2004	2003
Net sales	$9,056	$7,918
Revenue from lease financing and other income (expense)	(66)	149

	8,990	8,067

Costs and expenses
Cost of sales	8,333	7,245
Realignment charges	72
Selling, general and administrative expenses	504	520
Interest expense	217	221

	9,126	7,986

Income (loss) before income taxes	(136)	81
Income tax benefit	196	49
Minority interest	(8)	(7)
Equity in earnings of affiliates	43	52

Income from continuing operations	95	175

Income (loss) from discontinued operations	(13)	47

Net income	$82	$222

Basic earnings per share
Income from continuing operations	$0.64	$1.17
Income (loss) from discontinued operations	(0.09)	0.32

Net income	$0.55	$1.49

Diluted earnings per share
Income from continuing operations	$0.63	$1.17
Income (loss) from discontinued operations	(0.09)	0.32

Net income	$0.54	$1.49

Average shares outstanding -
For Basic EPS	149	148
For Diluted EPS	151	149

Dana Corporation
Condensed Balance Sheet (Unaudited)
(in millions)

	December 31	December 31
	2004	2003
Assets

Current assets
Cash and cash equivalents	$634	$731
Accounts receivable
Trade	1,266	1,048
Other	444	326
Inventories	907	743
Assets of discontinued operations		1,254
Other current assets	217	431

Total current assets	3,468	4,533

Investment in leases	281	622
Investments and other assets	3,145	2,252
Property, plant and equipment, net	2,153	2,210

Total assets	$9,047	$9,617

Liabilities and Shareholders’ Equity

Current liabilities
Notes payable	$155	$493
Accounts payable	1,317	1,076
Liabilities of discontinued operations		307
Other current liabilities	1,217	1,089

Total current liabilities	2,689	2,965

Long-term debt	2,054	2,605
Deferred employee benefits and other noncurrent liabilities	1,746	1,901
Minority interest	123	96
Shareholders’ equity	2,435	2,050

Total liabilities and shareholders’ equity	$9,047	$9,617

Dana Corporation
Condensed Statement of Cash Flows (Unaudited)
(in millions)

	Three Months Ended December 31
	2004	2003
Net income (loss)	$(133)	$68
Depreciation and amortization	88	100
Asset impairment	13	3
Loss (gain) on divestitures, asset sales and note repurchases	170	(18)
Working capital decrease (increase)	(174)	105
Other	155	(8)

Net cash flows - operating activities	119	250

Purchases of property, plant and equipment	(122)	(90)
Payments received on leases		5
Net loan repayments from customers	2	2
Divestitures	968
Asset sales	32	76
Other	(45)	14

Net cash flows - investing activities	835	7

Net change in short-term debt	(211)	(104)
Proceeds from long-term debt	450
Payments on and repurchases of long-term debt	(1,052)	(47)
Dividends paid	(20)	(9)
Other	(1)	1

Net cash flows - financing activities	(834)	(159)

Net change in cash and cash equivalents	120	98
Net change in cash - discontinued operations	2	(3)
Cash and cash equivalents - beginning of period	512	636

Cash and cash equivalents - end of period	$634	$731

Dana Corporation
Condensed Statement of Cash Flows (Unaudited)
(in millions)

	Year Ended December 31
	2004	2003
Net income	$82	$222
Depreciation and amortization	361	394
Asset impairment	37	21
Loss (gain) on divestitures, asset sales and note repurchases	113	(47)
Working capital increase	(587)	(212)
Other	49	(43)

Net cash flows - operating activities	55	335

Purchases of property, plant and equipment	(330)	(305)
Payments received on leases	8	26
Net loan repayments from customers	4	14
Divestitures	968	145
Asset sales	356	282
Other	(66)	47

Net cash flows - investing activities	940	209

Net change in short-term debt	(30)	(113)
Proceeds from long-term debt	455
Payments on and repurchases of long-term debt	(1,457)	(272)
Dividends paid	(73)	(14)
Other	9	17

Net cash flows - financing activities	(1,096)	(382)

Net change in cash and cash equivalents	(101)	162
Net change in cash - discontinued operations	4	(2)
Cash and cash equivalents - beginning of period	731	571

Cash and cash equivalents - end of period	$634	$731

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Condensed Statement of Income (Unaudited)
(in millions)

	Three Months Ended December 31
	2004	2003
Net sales	$2,300	$2,050
Other income (expense)	(121)	18

	2,179	2,068

Costs and expenses
Cost of sales	2,184	1,883
Realignment charges	66	5
Selling, general and administrative expenses	115	107
Interest expense	44	38

	2,409	2,033

Income (loss) before income taxes	(230)	35
Income tax benefit	117	2
Minority interest	1	(3)
Equity in earnings of affiliates	29	22

Income (loss) from continuing operations	(83)	56

Income (loss) from discontinued operations	(50)	12

Net income (loss)	$(133)	$68

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Condensed Statement of Income (Unaudited)
(in millions)

	Year Ended December 31
	2004	2003
Net sales	$9,056	$7,918
Other income (expense)	(78)	91

	8,978	8,009

Costs and expenses
Cost of sales	8,361	7,293
Realignment charges	72
Selling, general and administrative expenses	472	447
Interest expense	172	160

	9,077	7,900

Income (loss) before income taxes	(99)	109
Income tax benefit (expense)	109	(20)
Minority interest	(8)	(7)
Equity in earnings of affiliates	93	93

Income from continuing operations	95	175

Income (loss) from discontinued operations	(13)	47

Net income	$82	$222

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Condensed Balance Sheet (Unaudited)
(in millions)

	December 31	December 31
	2004	2003
Assets

Current assets
Cash and cash equivalents	$619	$664
Accounts receivable
Trade	1,266	1,048
Other	445	300
Inventories	907	743
Assets of discontinued operations		1,254
Other current assets	192	399

Total current assets	3,429	4,408

Investments and other assets	3,337	2,580
Property, plant and equipment, net	2,015	2,014

Total assets	$8,781	$9,002

Liabilities and Shareholders’ Equity

Current liabilities
Notes payable	$289	$260
Accounts payable	1,317	1,076
Liabilities of discontinued operations		307
Other current liabilities	1,269	1,235

Total current liabilities	2,875	2,878

Long-term debt	1,611	2,087
Deferred employee benefits and other noncurrent liabilities	1,739	1,893
Minority interest	121	94
Shareholders’ equity	2,435	2,050

Total liabilities and shareholders’ equity	$8,781	$9,002

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Three Months Ended December 31
	2004	2003
Sources
Net income (loss)	$(133)	$68
Depreciation	82	88
Asset sales	27	45
Divestitures	968
Working capital decrease	90	147

	1,034	348

Uses
Capital spend	(120)	(86)
Dividends	(20)	(9)
Restructuring cash payments	(15)	(44)
Additional pension contribution	(198)
Investment in and undistributed earnings of equity affiliates	(49)	32
Net changes in other accounts	37	(17)

	(365)	(124)

Cash change in net debt	$669	$224

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Year Ended December 31
	2004	2003
Sources
Net income	$82	$222
Depreciation	332	337
Asset sales	67	89
Divestitures	968	145
Working capital increase	(261)	(72)

	1,188	721

Uses
Capital spend	(324)	(295)
Dividends	(73)	(14)
Restructuring cash payments	(80)	(136)
Additional pension contribution	(198)
Investment in and undistributed earnings of equity affiliates	(129)	(45)
Net changes in other accounts	(9)	41

	(813)	(449)

Cash change in net debt	$375	$272

Dana Corporation
Condensed Consolidating Statement of Income (Unaudited)
(in millions)

	Three Months Ended December 31, 2004
	Dana
	with DCC on			Elimination	Dana
	Equity Basis	DCC		Entries	Consolidated
Net sales	$2,300	$		$	$2,300
Other income (expense)	(121)		33	(10)	(98)

	2,179		33	(10)	2,202

Costs and expenses
Cost of sales	2,184			(6)	2,178
Realignment charges	66				66
Selling, general and administrative expenses	115		11	(3)	123
Interest expense	44		10	(1)	53

	2,409		21	(10)	2,420

Income (loss) before income taxes	(230)		12	—	(218)
Income tax benefit	117		1		118
Minority interest	1				1
Equity in earnings of affiliates	29		3	(16)	16

Income (loss) from continuing operations	(83)		16	(16)	(83)

Loss from discontinued operations	(50)				(50)

Net income (loss)	$(133)		$16	$(16)	$(133)

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Statement of Income (Unaudited)
(in millions)

	Year Ended December 31, 2004
	Dana
	with DCC on			Elimination	Dana
	Equity Basis	DCC		Entries	Consolidated
Net sales	$9,056	$		$	$9,056
Other income (expense)	(78)		59	(47)	(66)

	8,978		59	(47)	8,990

Costs and expenses
Cost of sales	8,361			(28)	8,333
Realignment charges	72				72
Selling, general and administrative expenses	472		49	(17)	504
Interest expense	172		47	(2)	217

	9,077		96	(47)	9,126

Loss before income taxes	(99)		(37)	—	(136)
Income tax benefit	109		87		196
Minority interest	(8)				(8)
Equity in earnings of affiliates	93		7	(57)	43

Income from continuing operations	95		57	(57)	95

Loss from discontinued operations	(13)				(13)

Net income	$82		$57	$(57)	$82

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Statement of Income (Unaudited)
(in millions)

	Three Months Ended December 31, 2003
	Dana
	with DCC on			Elimination	Dana
	Equity Basis	DCC		Entries	Consolidated
Net sales	$2,050	$		$	$2,050
Other income	18		34	(16)	36

	2,068		34	(16)	2,086

Costs and expenses
Cost of sales	1,883			(13)	1,870
Realignment charges	5				5
Selling, general and administrative expenses	107		24	(3)	128
Interest expense	38		14		52

	2,033		38	(16)	2,055

Income (loss) before income taxes	35		(4)	—	31
Income tax benefit	2		13		15
Minority interest	(3)				(3)
Equity in earnings of affiliates	22		4	(13)	13

Income from continuing operations	56		13	(13)	56

Income from discontinued operations	12				12

Net income	$68		$13	$(13)	$68

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Statement of Income (Unaudited)
(in millions)

	Year Ended December 31, 2003
	Dana
	with DCC on			Elimination	Dana
	Equity Basis	DCC		Entries	Consolidated
Net sales	$7,918	$		$	$7,918
Other income	91		134	(76)	149

	8,009		134	(76)	8,067

Costs and expenses
Cost of sales	7,293			(48)	7,245
Selling, general and administrative expenses	447		101	(28)	520
Interest expense	160		61		221

	7,900		162	(76)	7,986

Income (loss) before income taxes	109		(28)	—	81
Income tax benefit (expense)	(20)		69		49
Minority interest	(7)				(7)
Equity in earnings of affiliates	93		20	(61)	52

Income from continuing operations	175		61	(61)	175

Income from discontinued operations	47				47

Net income	$222		$61	$(61)	$222

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Balance Sheet (Unaudited)
(in millions)

	December 31, 2004
	Dana
	with DCC on		Elimination	Dana
	Equity Basis	DCC	Entries	Consolidated
Assets

Current assets
Cash and cash equivalents	$619	$15	$	$634
Accounts receivable
Trade	1,266			1,266
Other	445	208	(209)	444
Inventories	907			907
Other current assets	192	137	(112)	217

Total current assets	3,429	360	(321)	3,468

Investment in leases		411	(130)	281
Investments and other assets	3,337	467	(659)	3,145
Property, plant and equipment, net	2,015	8	130	2,153

Total assets	$8,781	$1,246	$(980)	$9,047

Liabilities and Shareholders’ Equity

Current liabilities
Notes payable	$289	$68	$(202)	$155
Accounts payable	1,317			1,317
Other current liabilities	1,269	67	(119)	1,217

Total current liabilities	2,875	135	(321)	2,689

Long-term debt	1,611	443		2,054
Deferred employee benefits and other noncurrent liabilities	1,739	316	(309)	1,746
Minority interest	121	2		123
Shareholders’ equity	2,435	350	(350)	2,435

Total liabilities and shareholders’ equity	$8,781	$1,246	$(980)	$9,047

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Balance Sheet (Unaudited)
(in millions)

	December 31, 2003
	Dana
	with DCC on		Elimination		Dana
	Equity Basis	DCC	Entries		Consolidated
Assets

Current assets
Cash and cash equivalents	$664	$67	$		$731
Accounts receivable
Trade	1,048				1,048
Other	300	26			326
Inventories	743				743
Assets of discontinued operations	1,254				1,254
Other current assets	399	212		(180)	431

Total current assets	4,408	305		(180)	4,533

Investment in leases		802		(180)	622
Investments and other assets	2,580	559		(887)	2,252
Property, plant and equipment, net	2,014	16		180	2,210

Total assets	$9,002	$1,682		$(1,067)	$9,617

Liabilities and Shareholders’ Equity

Current liabilities
Notes payable	$260	$233	$		$493
Accounts payable	1,076				1,076
Liabilities of discontinued operations	307				307
Other current liabilities	1,235	34		(180)	1,089

Total current liabilities	2,878	267		(180)	2,965

Long-term debt	2,087	518			2,605
Deferred employee benefits and other noncurrent liabilities	1,893	604		(596)	1,901
Minority interest	94	2			96
Shareholders’ equity	2,050	291		(291)	2,050

Total liabilities and shareholders’ equity	$9,002	$1,682		$(1,067)	$9,617

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Consolidating Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Three Months Ended December 31, 2004
	Dana
	with DCC on		Elimination	Dana
	Equity Basis	DCC	Entries	Consolidated
Sources
Net income	$(133)	$16	$(16)	$(133)
Depreciation	82	6		88
Asset sales	27	5		32
Divestitures	968			968
Working capital decrease	90	4	14	108

	1,034	31	(2)	1,063

Uses
Capital spend	(120)	(2)		(122)
Dividends	(20)			(20)
Restructuring cash payments	(15)			(15)
Additional pension contribution	(198)			(198)
Investment in and undistributed earnings of equity affiliates	(49)	(4)	16	(37)
Net changes in other accounts	37	(12)	43	68

	(365)	(18)	59	(324)

Cash change in net debt	$669	$13	$57	$739

Analysis of components of decrease in net debt:
Net change in short-term debt	$(100)	$17	$(57)	$(140)
Net payments on long-term debt	(437)	(40)		(477)
Change in cash - continuing operations	(132)	10		(122)

Cash change in net debt	(669)	(13)	(57)	(739)
Non-cash changes in net debt	(29)			(29)

Total change in net debt	$(698)	$(13)	$(57)	$(768)

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts presented for Dana Corporation on a fully consolidated basis.

Dana Corporation
Consolidating Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Year Ended December 31, 2004
	Dana
	with DCC on		Elimination	Dana
	Equity Basis	DCC	Entries	Consolidated
Sources
Net income	$82	$57	$(57)	$82
Depreciation	332	29		361
Asset sales	67	292	(3)	356
Divestitures	968			968
Working capital decrease (increase)	(261)	4	17	(240)

	1,188	382	(43)	1,527

Uses
Capital spend	(324)	(9)	3	(330)
Dividends	(73)			(73)
Restructuring cash payments	(80)			(80)
Additional pension contribution	(198)			(198)
Investment in and undistributed earnings of equity affiliates	(129)	(8)	57	(80)
Net changes in other accounts	(9)	(203)	185	(27)

	(813)	(220)	245	(788)

Cash change in net debt	$375	$162	$202	$739

Analysis of components of decrease in net debt:
Net change in short-term debt	$256	$(13)	$(202)	$41
Net payments on long-term debt	(676)	(201)		(877)
Change in cash - continuing operations	45	52		97

Cash change in net debt	(375)	(162)	(202)	(739)
Non-cash changes in net debt	(27)	(26)		(53)

Total change in net debt	$(402)	$(188)	$(202)	$(792)

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts presented for Dana Corporation on a fully consolidated basis.

Dana Corporation
Consolidating Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Three Months Ended December 31, 2003
	Dana
	with DCC on		Elimination	Dana
	Equity Basis	DCC	Entries	Consolidated
Sources
Net income	$68	$13	$(13)	$68
Depreciation	88	12		100
Asset sales	45	43	(12)	76
Working capital decrease	147	11	(9)	149

	348	79	(34)	393

Uses
Capital spend	(86)	(3)	(1)	(90)
Dividends	(9)	(50)	50	(9)
Restructuring cash payments	(44)			(44)
Investment in and undistributed earnings of equity affiliates	32	(4)	(37)	(9)
Net changes in other accounts	(17)	(5)	22

	(124)	(62)	34	(152)

Cash change in net debt	$224	$17	$—	$241

Analysis of components of decrease in net debt:
Net change in short-term debt	$(99)	$(5)	$	$(104)
Net payments on long-term debt	(8)	(31)		(39)
Change in cash - continuing operations	(115)	19		(96)
Change in cash - discontinued operations	(2)			(2)

Cash change in net debt	(224)	(17)	—	(241)
Non-cash changes in net debt	8	(1)		7

Total change in net debt	$(216)	$(18)	$—	$(234)

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts presented for Dana Corporation on a fully consolidated basis.

Dana Corporation
Consolidating Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Year Ended December 31, 2003
	Dana
	with DCC on		Elimination	Dana
	Equity Basis	DCC	Entries	Consolidated
Sources
Net income	$222	$61	$(61)	$222
Depreciation	337	57		394
Asset sales	89	210	(17)	282
Divestitures	145			145
Working capital decrease (increase)	(72)	3	(7)	(76)

	721	331	(85)	967

Uses
Capital spend	(295)	(12)	2	(305)
Dividends	(14)	(50)	50	(14)
Restructuring cash payments	(136)			(136)
Investment in and undistributed earnings of equity affiliates	(45)	(20)	11	(54)
Net changes in other accounts	41		22	63

	(449)	(82)	85	(446)

Cash change in net debt	$272	$249	$—	$521

Analysis of components of decrease in net debt:
Net change in short-term debt	$(12)	$(101)	$	$(113)
Repurchases of long-term debt	(140)			(140)
Proceeds from swap settlement	18			18
Net payments on long-term debt	(23)	(101)		(124)
Change in cash - continuing operations	(113)	(47)		(160)
Change in cash - discontinued operations	(2)			(2)

Cash change in net debt	(272)	(249)	—	(521)
Non-cash changes in net debt	(9)	(34)		(43)

Total change in net debt	$(281)	$(283)	$—	$(564)

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts presented for Dana Corporation on a fully consolidated basis.

Investor Relations
Dana Corporation
Quarterly Financial Information (Unaudited)
For the Quarter Ended December 31, 2004
(in millions)

			Inter-
			Segment				Operating
	External Sales		Sales		EBIT		PAT		Net Profit		Net Assets
	04	03	04	03	04	03	04	03	04	03	04	03
Automotive Systems Group	$1,692	$1,531	$46	$38	$61	$93	$49	$67	$12	$32	$3,100	$3,027
Heavy Vehicle Technologies and Systems Group	590	499	9	17	41	37	25	22	10	9	676	610
Dana Commercial Credit							13	3	13	3	350	291
Other	18	20	1	1	(64)	(58)	(27)	(45)	25	3	41	13

Continuing Operations	2,300	2,050	56	56	38	72	60	47	60	47	4,167	3,941
Discontinued Operations						19	2	15	2	15
Unusual Items Excluded from Performance Measurement					(277)	(5)	(195)	6	(195)	6

Consolidated	$2,300	$2,050	$56	$56	$(239)	$86	$(133)	$68	$(133)	$68	$4,167	$3,941

North America	$1,456	$1,388	$28	$22	$16	$78	$11	$46	$(20)	$13	$2,230	$1,478
Europe	487	381	37	22	41	29	33	24	23	15	1,224	1,021
South America	172	126	63	43	23	23	14	14	10	11	384	222
Asia Pacific	185	155	6	1	14	10	8	6	5	2	198	158
Dana Commercial Credit							13	3	13	3	350	291
Other					(56)	(68)	(19)	(46)	29	3	(219)	771

Continuing Operations	2,300	2,050	134	88	38	72	60	47	60	47	4,167	3,941
Discontinued Operations						19	2	15	2	15
Unusual Items Excluded from Performance Measurement					(277)	(5)	(195)	6	(195)	6

Consolidated	$2,300	$2,050	$134	$88	$(239)	$86	$(133)	$68	$(133)	$68	$4,167	$3,941

Information for Discontinued Operations	342	473	2	3

FOR MORE INFORMATION
(www.dana.com) - Dial-For-Dana U.S. or Canada 800-537-8823; OH 800-472-8810
E-Mail michelle.hards@dana.com or karen.crawford@dana.com
Dana Investor Relations 419-535-4635

Investor Relations
Dana Corporation
Quarterly Financial Information (Unaudited)
For the Twelve Months Ended December 31, 2004
(in millions)

			Inter-
			Segment				Operating
	External Sales		Sales		EBIT		PAT		Net Profit		Net Assets
	04	03	04	03	04	03	04	03	04	30	04	03
Automotive Systems Group	$6,658	$5,927	$187	$149	$340	$339	$238	$242	$106	$111	$3,100	$3,027
Heavy Vehicle Technologies and Systems Group	2,322	1,924	35	75	173	130	106	79	48	27	676	610
Dana Commercial Credit							29	21	29	21	350	291
Other	76	67	7	6	(228)	(221)	(163)	(211)	27	(28)	41	13

Continuing Operations	9,056	7,918	229	230	285	248	210	131	210	131	4,167	3,941
Discontinued Operations					84	90	52	52	52	52
Unusual Items Excluded from Performance Measurement					(292)	(1)	(180)	39	(180)	39

Consolidated	$9,056	$7,918	$229	$230	$77	$337	$82	$222	$82	$222	$4,167	$3,941

North America	$6,010	$5,473	$109	$88	$196	$245	$123	$150	$15	$30	$2,230	$1,478
Europe	1,775	1,455	127	81	141	113	105	88	72	55	1,224	1,021
South America	626	441	212	165	97	70	59	43	48	33	384	222
Asia Pacific	645	549	28	3	39	47	25	30	11	15	198	158
Dana Commercial Credit							29	21	29	21	350	291
Other					(188)	(227)	(131)	(201)	35	(23)	(219)	771

Continuing Operations	9,056	7,918	476	337	285	248	210	131	210	131	4,167	3,941
Discontinued Operations					84	90	52	52	52	52
Unusual Items Excluded from Performance Measurement					(292)	(1)	(180)	39	(180)	39

Consolidated	$9,056	$7,918	$476	$337	$77	$337	$82	$222	$82	$222	$4,167	$3,941

Information for Discontinued Operations	1,949	2,153	16	14

FOR MORE INFORMATION
(www.dana.com) - Dial-For-Dana U.S. or Canada 800-537-8823; OH 800-472-8810
E-Mail michelle.hards@dana.com or karen.crawford@dana.com
Dana Investor Relations 419-535-4635